SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-19278                  13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)

                51 James Way, Eatontown, New Jersey             07724
              (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (732) 542-2800


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          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

            Osteotech, Inc. announced on July 24, 2002 that it has sold the business and substantially all of the assets of its CAM Implants, BV ("CAM") operation located in Leiden, The Netherlands, to a new company formed by investors led by CAM's managing director. This new company will operate under the name CAM Implants, BV. Under the terms of the transactions, which will be treated as a divestiture, the new company will pay us an aggregate of $2.5 million through a $1.0 million cash payment which was made at the closing and issuance of a non-interest bearing note for $1.5 million, which will be paid over four years commencing in 2003. The note is secured by the ground lease for the real estate occupied by the business and the operating assets of the new company. Our mortgage in the ground lease for the real estate is subordinate to the first mortgage held by a bank. We agreed to subordinate our security interest in the operating assets to any security interests granted to the bank that provides financing for the operations of the new company. We will record the note at a discount and, as a result, we will record an after tax loss on the transaction in the second quarter 2002 of approximately $300,000, which we expect to recover through imputed interest income on the note as payments are made by the new company over the life of the note.

      We have sold this operation because it does not fit with our strategic plan of focusing on the global spinal market with innovative tissue related products. CAM provides ceramic hydraxyapatite, or HA, and titanium plasma spray coating services to orthopaedic and dental implant companies in Europe. It also manufacturers the HA powder used in the plasma spray coating operation and sells the HA powder to implant companies for use in their own in-house coating operations. CAM also manufacturers and distributes CE marked HA products that are used as grafting material.

      In the first quarter 2002, CAM reported revenues of $495,000 and net income of $14,000 compared to revenues of $510,000 and net income of $4,000 in the first quarter 2001. In the year ended December 31, 2001, CAM reported revenues of $2,131,000 and a net loss of $336,000 as compared to revenue of $1,572,000 and a net loss of $379,000 in the year ended December 31, 2000.

            Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Osteotech's future plans, objectives and expected performance. Any such forward-


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

looking statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in Osteotech's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ending March 31, 2002) filed with the Securities and Exchange Commission.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2002

                                               OSTEOTECH, INC.
                                    ----------------------------------------
                                                (Registrant)


                                    By:   /s/ Michael J. Jeffries
                                        ------------------------------------
                                        MICHAEL J. JEFFRIES
                                        Executive Vice President,
                                        Chief Financial Officer
                                        (Principal Financial Officer
                                         and Principal Accounting Officer)


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